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                                                                       EXHIBIT 3



                               NETFLIX.COM, INC.

                       NOTE AND WARRANT PURCHASE AGREEMENT

        This Note and Warrant Purchase Agreement (this "AGREEMENT") is made as of July 10, 2001, by and among NetFlix.com, Inc., a Delaware corporation (the "COMPANY") and the persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (the "INVESTORS").

        1. The Notes and the Warrants

              1.1 Authorization. The Company has authorized the sale and issuance of: (i) subordinated promissory notes, in the form attached hereto as Exhibit B, in the aggregate amount of up to $13 million (collectively the "NOTES" or individually a "NOTE"), and (ii) related warrants (collectively the "WARRANTS" or individually a "WARRANT") to purchase Common Stock of the Company as described in Section 1.5 below. The Notes, the Warrants, and the Common Stock issuable upon exercise of the Warrants (the "WARRANT STOCK") are hereinafter collectively referred to as the "SECURITIES."

              1.2 Sale of Notes and Warrants. Subject to the terms and conditions hereof, the Company will issue and sell to the Investors, and the Investors will purchase from the Company, the Notes and Warrants in the respective amounts set forth opposite each such Investor's name on Exhibit A. The obligations of the Investors are several and not joint.

              1.3 Closing

                    (a) The purchase, sale and issuance of the Notes and Warrants will take place at a closing (the "CLOSING") at 10:00 a.m. local time at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 on July 10, 2001, or such other date and location as the Company and the Investors participating in such Closing agree (the "CLOSING DATE").

              1.4 Delivery. At the Closing, the Company will deliver to each Investor a Note in the principal amount set forth opposite such Investor's name on Exhibit A and a corresponding Warrant to purchase such number of shares of Common Stock as is determined pursuant to Section 1.5 below. At the Closing, each Investor will deliver to the Company the purchase price for its Notes and Warrant as set forth opposite such Investor's name in Exhibit A by check or wire transfer in accordance with the Company's wiring instructions.

              1.5 Warrants. The Company agrees to issue to each Investor a Warrant, in the form attached as Exhibit C to this Agreement, as follows:

                    (a) (i) Each Investor that is not a preferred stockholder of the Company will receive a Warrant to purchase one (1) share of Company Common Stock for every dollar of principal amount of Notes purchased by such Investor.
(ii) Each Investor that is a preferred stockholder of the Company will receive a Warrant to purchase one (1) share of Company Common Stock for every dollar of principal amount of Notes purchased up to such Investor's




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Preferred Pro Rata Amount (as defined below), 1.9 shares of Company Common Stock for every dollar of principal amount of Notes purchased over such Investor's Preferred Pro Rata Amount up to the Investor's Overage Pro Rata Amount (as defined below), and two (2) shares of Company Common Stock for every dollar of principal amount of Notes purchased over such Investor's Overage Pro Rata
Amount. For purposes of this Agreement, "PREFERRED PRO RATA AMOUNT" shall equal an Investor's percentage ownership of outstanding Company Preferred Stock (including outstanding warrants to purchase Series E Preferred Stock, on an as-exercised basis, outstanding as of prior to the transactions contemplated by this Agreement) multiplied by $10,000,000. For purposes of this Agreement, "OVERAGE PRO RATA AMOUNT" shall equal an Investor's Preferred Pro Rata Amount plus an amount equal to (X) such Investor's ownership of Company Preferred Stock (including outstanding warrants to purchase Series E Preferred Stock, on an as-exercised basis, outstanding as of prior to the transactions contemplated by this Agreement) as a percentage of all Company Preferred Stock held by all Investors that have purchased their full Preferred Pro Rata Amount multiplied by
(Y) $10,000,000 less the amount of Notes purchased by all Investors that are preferred stockholders up to the aggregate of their respective Preferred Pro
Rata Amounts. For purposes of this Agreement, all shares of Company Preferred Stock held by an Investor and any affiliated entity thereof shall be aggregated together for the purposes of calculating the Preferred Pro Rata Amount and Overage Pro Rata Amount, and each such Investor shall be entitled to apportion ownership of the Notes and Warrants among any of its affiliate entities as it deems appropriate.

                    (b) The Company and the Investors, having adverse interests and as a result of arm's length bargaining, agree that (i) neither the Investors nor any of their affiliates have rendered or have agreed to render any services to the Company in connection with this Agreement or the issuance of the Notes and Warrants; and (ii) the Warrants are not being issued as compensation. The Company and the Investors agree that the fair market value of the Warrants purchased by each Investor is equal to $.001 multiplied by the number of shares of Company Common Stock for which each such Warrant is initially exercisable, and to file all federal, state, local and foreign tax returns in a manner consistent with such valuation.

        2. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached as Exhibit D (the "SCHEDULE OF EXCEPTIONS") delivered to the Investors in connection with this Agreement, which exceptions shall be deemed to be made hereunder, the Company represents and warrants to the Investors as of the date of this Agreement as follows:

              2.1 Organization and Standing; Certificate and Bylaws. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted, and is in good standing in each jurisdiction where the failure to so qualify would have a material adverse effect on its business or properties.

              2.2 Corporate Power. The Company will have at the Closing all requisite legal and corporate power and authority to execute and deliver this Agreement, the Stockholders' Rights Agreement (as defined in Section 4.1(d) below), the Voting Agreement (as defined in Section 4.1(e) below), the Notes, and the Warrants (collectively, the "AGREEMENTS"), to sell and

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issue the Securities hereunder and to carry out and perform its obligations under the terms of the Agreements.

              2.3 Capitalization. The authorized capital stock of the Company will, upon the filing of the Amended and Restated Certificate of Incorporation (the "CERTIFICATE") attached as Exhibit E hereto in connection with the sale and issuance of the Notes and Warrants, consist of 100,000,000 shares of Common Stock and 35,425,014 shares of Preferred Stock, 5,000,000 of which are designated Series A Preferred Stock, 5,776,616 of which are designated Series B Preferred Stock, 4,750,000 of which are designated Series C Preferred Stock, 4,650,000 of which are designated Series D Preferred Stock, 5,874,199 of which are designated Series E Preferred Stock, 5,874,199 of which are designated Series E-1 Preferred Stock, and 3,500,000 of which are designated Series F Non-Voting Preferred Stock. Immediately prior to the Closing, 6,456,430 shares of Common Stock will be outstanding, 4,444,545 shares of Series A Preferred Stock will be outstanding, 5,684,024 shares of Series B Preferred Stock will be outstanding, 4,650,269 shares of Series C Preferred Stock will be outstanding, 4,649,927 shares of Series D Preferred Stock will be outstanding, 5,332,689 shares of Series E Preferred Stock will be outstanding, no shares of Series E-1 Preferred Stock will be outstanding, and 2,370,610(1) shares of Series F Non-Voting Preferred Stock will be outstanding. The Company has reserved 45,038,775 shares of Common Stock for issuance upon conversion of the Preferred Stock. The Company has reserved 17,989,935 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1997 Stock Plan duly adopted by the Board of Directors and approved by the Company's stockholders (the "1997 STOCK PLAN"). Of such reserved shares, options to purchase 3,605,116 shares of Common Stock have been granted and are currently outstanding and 10,776,655 shares of Common Stock remain available for issuance pursuant to the 1997 Stock Plan. Except as set forth in the Schedule of Exceptions, as of the time immediately following the Closing, all outstanding shares of Preferred Stock will be convertible into Common Stock on a one-for-one basis. All of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock and Series F Non-Voting Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. The Common Stock issued upon exercise of the Warrants will be duly authorized, validly issued, fully paid and nonassessable and will be free of restrictions on transfer except for such restrictions as are imposed by law and the Agreements and free of any preemptive or similar rights other than those arising under the Stockholders' Rights Agreement, which rights will have been waived with respect to the issuance of the Securities. Except those purchase rights, options and warrants set forth on Section 2.3 of the Schedule of Exceptions, as of the time immediately prior to the Closing, there are no other options, warrants or other rights (including conversion or preemptive rights) or agreements outstanding to purchase or otherwise acquire any of the Company's authorized and unissued capital stock. To the Company's knowledge and except as provided in the Certificate, the Stockholders' Rights Agreement and the Voting Agreement, there is no

----------
    (1) For purposes of this Agreement, this figure includes 1,074,096 shares that the Company is contractually obligated to issue.

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agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

              2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Notes, the Warrants and the Warrant Stock and the performance of all of the Company's obligations under the Agreements will be taken prior to the Closing. The Agreements, when executed and delivered in accordance with the terms hereof and thereof by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, organization, or similar laws relating to or affecting the enforcement of creditor's rights and to the availability of the remedy of specific performance and to general principles of equity. The Warrant Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued, and will be fully paid and nonassessable; and the Securities will be free of any liens or encumbrances, assuming the Investors take the Securities with no notice thereof, other than any liens or encumbrances created by or imposed upon the holders through no action of the Company; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

              2.5 Compliance with Other Instruments. The Company is not in violation or default of any term of its Certificate or Bylaws, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree, and to its knowledge is not in violation of any statute, rule or regulation applicable to the Company where such violation would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Securities, have not resulted in and will not result in any material violation of, or conflict with, or constitute with or without the passage of time and the giving of notice a material violation or default under, the Company's Certificate or Bylaws.

              2.6 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate in the office of the Delaware Secretary of State and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under applicable state Blue Sky laws.

              2.7 Offering. Subject to the accuracy of the Investors' representations in Section 3 hereof, the offer, sale and issuance of the Notes and Warrants to be issued in conformity with the terms of this Agreement, and the issuance of the Warrant Stock, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT") and in compliance with applicable state Blue Sky laws.

              2.8 Brokers or Finders; Other Offers. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for

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brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

              2.9 Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as currently conducted without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or arrangements of any kind with respect to the patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-use, object code, internal use software licenses and support maintenance agreements. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. Set forth in Section 2.9 of the Schedule of Exceptions is a listing of all registered patents, copyrights and trademarks and applications therefor filed by the Company with the appropriate governmental agency.

              2.10 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture or partnership.

              2.11 Litigation. There is no action, suit, proceeding or, to the Company's knowledge, investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Agreements, or the right of the Company to enter into each of the Agreements, or to consummate the transactions contemplated thereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which prohibits the transactions contemplated by this Agreement. There is no action, suit or proceeding by the Company currently pending or which the Company currently intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or known to be threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employees, or their obligations under any agreements with prior employers.

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              2.12 Rights of Registration. Except as contemplated in the
Stockholders' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

              2.13 Corporate Documents. The Certificate and Bylaws of the Company as will be in effect immediately prior to the Closing are attached hereto as Exhibit E and Exhibit F, respectively.

              2.14 Employee Benefit Plans. The Company does not have any "employee benefit" plan as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company is not, nor was it at any time, obligated to contribute to any employee pension benefit plan which is or was a multi-employer plan as defined in ERISA.

              2.15 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. Except as would not have a material adverse effect on the Company, since the date of the Financial Statements (as defined below), the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Except as would not have a material adverse effect on the Company, the Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

              2.16 Compliance with Laws. The Company has complied with and is not in violation of any foreign, federal, state or local statute, law or regulation, the violation of which would have a material adverse effect on the Company.

              2.17 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

              2.18 No Conflict of Interest. The Company is not indebted to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of the Company's officers or directors, or any members of their immediate families, are indebted to or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated (other than the Company itself) or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not to exceed two (2) percent of the outstanding capital stock thereof) publicly traded companies that may compete with the Company. No officer or director or any member of their immediate families is interested in any material contract with the Company.

              2.19 Books and Records. The Company has made available to the Investors all corporate and financial books and records of the Company which are current in all material respects.

              2.20 Voting Agreements. To the knowledge of the Company, other than the Certificate, the Stockholders' Rights Agreement and the Voting Agreement, there is no stockholder agreement or voting agreement or agreement or understanding between any stockholders or any other persons that grants special rights with respect to any shares of the Company's capital stock.

              2.21 Material Agreements. Except as set forth in Section 2.21 of the Schedule of Exceptions, the Company does not have any contract, agreement, lease or commitment, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies or services entered into in the ordinary course of business and that do not involve more than $100,000 and do not extend for more than one year beyond the date hereof, (ii) equipment leases entered into in the ordinary course of business and that do not individually provide for rental payments of more than $100,000 annually, (iii) contracts terminable by the Company on no more than sixty days' notice without materially adverse cost or liability to the Company and (iv) contracts expressly contemplated hereby. The Company has not engaged in the past three (3) months in any substantive and material discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

              2.22 Financial Statements. The Company has delivered to each Investor its audited balance sheet and audited statement of income as of and for the twelve month periods ended December 31, 1999 and December 31, 2000, respectively, and its unaudited balance sheet as of March 31, 2001 (the "INTERIM BALANCE SHEET") and unaudited statement of income for the three month period ended March 31, 2001 (collectively, the "FINANCIAL STATEMENTS"), copies of which are attached hereto as Exhibit G. The Financial Statements are in accordance with the books and records of the Company in all material respects and present fairly the financial condition and position of the Company as of the respective statement dates; provided, however, that the unaudited interim financial statements are subject to normal recurring year-end audit adjustments. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, except as disclosed therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2001 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company will make a good faith effort to maintain a standard system of accounting established and administered in accordance with GAAP.

              2.23 Changes. Except as would not have a material adverse effect on the Company, since March 31, 2001 there has not been:

                   (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                   (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted);

                   (c) any waiver by the Company of a material debt owed to it;

                   (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

                   (e) any material change by the Company in any compensation arrangement or agreement with any employee;

                   (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                   (g) any resignation or termination of employment of any key officer of the Company; and the Company does not know of the impending resignation or termination of employment of any such officer;

                   (h) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                   (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                   (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                   (k) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                   (l) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

                   (m) any agreement or commitment by the Company to do any of the things described in this Section 2.23.

              2.24 Proprietary Information and Inventions Agreements. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form previously reviewed by counsel to the Investors. The Company is not aware that any of its employees or consultants is in violation thereof and the Company will use its reasonable efforts to prevent any such violation.

              2.25 Section 83(b) Elections. To the Company's knowledge, all election notices permitted by Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws have been timely filed by all employees who have purchased shares of the Company's common stock under agreements that provide for the vesting of such shares.

              2.26 Disclosure. The Company has provided the Investors with the information which the Investors have requested for deciding whether to purchase the Notes and Warrants. To the Company's knowledge, no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto or any certificate furnished or to be furnished to the Investors at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

              2.27 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

              2.28 Dividends. The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock.

              2.29 Labor Agreements. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not aware that any executive officer or key employee intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement, except for severance arrangements with certain non-officer employees of the Company.

              2.30 Permits. The Company has all franchises, permits, license and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default under any of such franchises, permits, licenses or other similar authority.

              2.31 Usury Representations.

                   (a) The proceeds from the sale and issuance of the Notes and Warrants will be used for corporate purposes.

                   (b) The Company has total assets of at least $2,000,000, as reflected in its balance sheet dated as of a date not more than 90 days from the date hereof, which has been prepared in accordance with GAAP applied on a consistent basis throughout the period indicated.

                   (c) The Company is experienced in evaluating, and has the capacity to protect its interest in, loan arrangements. The Company is a sophisticated borrower with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of issuing and selling the Notes and Warrants and is capable of bearing the economic risks of such issuance and sale.

                   (d) The Notes have not been guaranteed by (i) any individual,
(ii) any partnership that has at least one individual as a general partner or
(iii) any revocable trust that has at least one individual as a trustor.

        3. Representations and Warranties of Investors. Each Investor severally represents and warrants to the Company with respect to the acquisition of the Securities as follows:

              3.1 No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein or otherwise made pursuant hereto.

              3.2 Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

              3.3 Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

              3.4 Speculative Nature of Investment. The Investor acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and the Investor is in a position to lose the entire amount of such investment.

              3.5 Access to Data. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The Investor has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company's business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

              3.6 Accredited Investor. The Investor is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.

              3.7 Residency. The residency of the Investor (or, in the case of a partnership, trust or corporation, such entity's principal place of business) is correctly set forth below the Investor's signature on the signature page of this Agreement.

              3.8 Restriction on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Company has no present intention of registering any of the Securities. The Investor further understands that there is no assurance that any exemption from registration under the Securities Act will be available or, if available, that such exemption will allow the Investor to dispose of or otherwise transfer any or all of the Securities under the circumstances, in the amounts or at the times the Investor might propose.

              3.9 Rule 144. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations. The Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied. The Investor acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

              3.10 No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

              3.11 Authorization.

                   (a) The Investor has all requisite power and authority to execute and deliver this Agreement, to purchase the Securities and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Investor's obligations under this Agreement, has been taken.

                   (b) This Agreement, when executed and delivered by the Investor, will constitute the valid and legally binding obligation of the Investor, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

                   (c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement or the performance of the Investor's obligations hereunder.

              3.12 Brokers or Finders. The Investor has not engaged any brokers, finders, or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements.

              3.13 Investor Counsel. The Investor acknowledges that it has had the opportunity to review the Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreements with its own legal counsel.

              3.14 Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, the Investor has relied solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

              3.15 Restrictions on Transfer. The Investor understands that none of the Securities may be transferred in the absence of (i) an effective registration statement under the Securities Act as to any of such Securities and registration or qualification of under any applicable Blue Sky or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required; provided, however, that no opinion need be obtained with respect to a transfer to (A) a partner or member, active or retired, of an Investor, (B) the estate of any such partner or member, (C) an "affiliate" of an Investor as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act, or (D) the spouse, children, grandchildren or spouse of such children or grandchildren of an Investor or to trusts for the benefit of an Investor or such persons, in each case if the transferee agrees to be subject to the terms hereof. Notwithstanding the foregoing, any transferee receiving shares that (A) have been registered under the Securities Act or (B) are resaleable under Rule 144 promulgated under the Securities Act shall not be required to agree in writing to be subject to the terms of this Section 3.15. The Investor agrees that each certificate or other instrument representing the Securities shall bear the following legend:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 THEREUNDER OR UNLESS SUCH SALE, PLEDGE, OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION."

        4. Conditions to Closing.

              4.1 Conditions to Obligations of the Investors. The Investors' obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investors:

                  (a) The representations and warranties made by the Company in
Section 2 shall be true and correct in all material respects as of the Closing;

                  (b) The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing;

                  (c) Except for the notices required or permitted to be filed with certain federal and state securities commissions after Closing, the Company shall have obtained all U.S. governmental approvals required in connection with the sale and issuance of the Securities;

                  (d) The Company and the holders of a majority of Registrable Securities (as defined in the Stockholders' Rights Agreement (as defined below)) shall have executed the Amended and Restated Stockholders' Rights Agreement in substantially the form attached hereto as Exhibit H (the "STOCKHOLDERS' RIGHTS AGREEMENT") dated as of the date hereof to, among other things, include the Warrant Stock as Registrable Securities under that agreement;

                  (e) The Company, Reed Hastings and Marc Randolph shall have executed the Voting Agreement attached hereto as Exhibit I (the "VOTING AGREEMENT") dated as of the date hereof;

                  (f) Each Investor shall have received from Wilson Sonsini Goodrich & Rosati, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit J;

                  (g) The Company shall have delivered to the Investors:

                         (1) A copy of the Amended and Restated Certificate of
Incorporation, Bylaws and resolutions of the Board of Directors and the stockholders of the Company authorizing and approving all matters in connection with the Agreements and the transactions contemplated hereby and thereby, certified by the Secretary of the Company as of the Closing Date.

                         (2) A certificate, executed by the Chief Executive
Officer or Chief Financial Officer of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 4.1(a) and
(b) of this Agreement and that the "Right to Maintain" (as defined in Section 17 of the Stockholders' Rights Agreement) of all parties to the Stockholders' Rights Agreement having such Right to Maintain been waived or satisfied prior to the Closing Date; and

                  (h) All corporate and other proceedings in connection with the transactions contemplated by the Agreements and all documents and instruments incident to such transactions required to be delivered at or prior to the Closing shall be reasonably satisfactory in substance and form to the Investors and their special counsel, and the Investors and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

              4.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Notes and Warrants is subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Company:

                  (a) The representations and warranties made by the Investors in Section 3 shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the same date;

                  (b) The Investors shall have signed and delivered the Stockholders' Rights Agreement;

                  (c) The Investors shall have signed and delivered the Voting Agreement;

                  (d) The Investors who hold outstanding warrants to purchase Series E Non-Voting Preferred Stock shall have signed and delivered a warrant cancellation agreement in a form reasonably acceptable to the Company;

                  (e) Except for the notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all consents, approvals, permits and waivers required in connection with the lawful sale and issuance of the Securities; and

                  (f) At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Securities shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

        5. Miscellaneous

              5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding a majority of the outstanding principal amount of the Notes. Any such amendment, waiver, discharge, or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities. Each Investor acknowledges that by the operation of this paragraph, the holders of a majority of the outstanding principal amount of the Notes will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

              5.2 Covenants.

                  (a) Within 60 days of the Closing, the Company shall have obtained directors' and officers' insurance providing for coverage of up to $5,000,000, which policy shall be maintained at all times unless otherwise agreed by the holders of a majority of the outstanding principal amount of the Notes.

                  (b) Except for indebtedness to banks, leasing companies or similar financial institutions, whether currently outstanding or incurred following the date hereof, the Company agrees that it will not issue any indebtedness for borrowed money that would rank senior or pari passu to the Notes in a liquidation of the Company without the prior written consent of the holders of a majority of the outstanding principal amount of the Notes.

              5.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and delivered, mailed or transmitted by any standard form of telecommunication. Notices and other communications to an Investor shall be directed to it at its address noted in the Company's records; and notices and other communications to the Company shall be directed to it at its address at NetFlix.com, Inc., 970 University Avenue, Los Gatos, California 95032, attention: Chief Financial Officer, with a copy to NetFlix.com, Inc., 970 University Avenue, Los Gatos, California 95032, attention: General Counsel; or as to each party, at such other address as shall be designated by such party in a written notice to the other party pursuant hereto. Any such notice or other communication shall be deemed to have been duly given (a) when sent by Federal Express or other overnight delivery service of recognized standing, on the business day following deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt. Any party hereto may by notice so given change its address for future notice hereunder.

              5.4 Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of conflicts of law principles thereunder.

              5.5 Survival. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

              5.6 Successors and Assigns. The terms of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

              5.7 Entire Agreement. The Agreements and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

              5.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

              5.9 Severability. Unless otherwise expressly provided herein, the rights of the Investors hereunder are several rights, not rights jointly held with any of the other Investors. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties' intent in entering into this Agreement.

              5.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this

Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

              5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

              5.12 Telecopy Execution and Delivery. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy, or other reproduction hereof.

              5.13 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara county in the State of California (or in the event of exclusive federal jurisdiction, the courts of the United States in the Northern District of California).

              5.14 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

              5.15 Brokers. The Company and each Investor will indemnify and save the other parties harmless from and against any and all claims, liabilities, or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

              5.16 Expenses. Irrespective of whether the Closing is effected, the Company shall be responsible for all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company will pay the reasonable legal fees and expenses (but in no event more than $30,000) of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, special counsel to the Investors. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement the adjudicating party may in its discretion order that the non-prevailing party, as determined by such adjudicating party, reimburse the prevailing party for reasonable attorney's fees and costs in addition to any other relief to which such prevailing party may be entitled.

              5.17 Additional Parties. The parties hereto agree that any transferees of any Securities shall be added as parties to this Agreement by execution of a counterpart to this Agreement, and shall thereupon be deemed for all purposes an "Investor" hereunder. The parties agree that Exhibit A hereto shall be updated automatically without any formal amendment to reflect the addition of any such additional party.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.



                                        COMPANY:

                                        NETFLIX.COM, INC.

                                        By: /s/
                                           -------------------------------------
                                        Name:  Barry McCarthy
                                        Title: CFO

INVESTORS:

INSTITUTIONAL VENTURE
PARTNERS VIII, L.P., by its General
Partner Institutional Venture
Management VIII, LLC



By:     /s/
    ----------------------------------
Name: Timothy M. Haley, Managing
      Director

IVM INVESTMENT FUND VIII, LLC, by its
Manager Institutional Venture
Management VIII, LLC



By:     /s/
    ----------------------------------
Name: Timothy M. Haley, Managing
      Director




             [SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

TCV II, V.O.F.
a Netherlands Antilles General Partnership


By:  Technology Crossover Management II, L.L.C.
Its: General Partner



By:  /s/
    ----------------------------------
     Name:  Carla S. Newell
     Title: Attorney-In-Fact


Technology Crossover Ventures II, L.P.
a Delaware Limited Partnership


By:  Technology Crossover Management II, L.L.C.
Its: General Partner



By:  /s/
    ----------------------------------
     Name:  Carla S. Newell
     Title: Attorney-In-Fact


TCV II (Q), L.P.
a Delaware Limited Partnership


By:  Technology Crossover Management II, L.L.C.
Its: General Partner



By:  /s/
    ----------------------------------
     Name:  Carla S. Newell
     Title:  Attorney-In-Fact


TCV II Strategic Partners, L.P.
a Delaware Limited Partnership


By:  Technology Crossover Management II, L.L.C.
Its: General Partner

By:  /s/
    ----------------------------------
     Name:  Carla S. Newell
     Title: Attorney-In-Fact




             [SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

Technology Crossover Ventures II, C.V.
a Netherlands Antilles Limited Partnership


By:  Technology Crossover Management II, L.L.C.
Its: Investment General Partner



By:  /s/
    ----------------------------------
     Name:  Carla S. Newell
     Title: Attorney-In-Fact


Foundation Capital Leadership Fund, L.P.
By FC Leadership Management Co., LLC



By:  /s/
    ----------------------------------
     Manager


Foundation Capital Leadership Principals Fund, LLC
By FC Leadership Management Co., LLC



By:  /s/
    ----------------------------------
     Manager


STEPHEN J. KAHN and KAREN B. HENKEN,
tees KAHN/HENKEN T/A dtd 8/29/95



By:  /s/
    ----------------------------------
     Name:
     Title:


Box 2000 Children's Trust UTA dated
April 10, 2000 Joseph J. Dooling Trustee



By:  /s/
    ----------------------------------




             [SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

TCV IV, L.P.
a Delaware Limited Partnership


By:  Technology Crossover Management II, L.L.C.
Its: General Partner



By:  /s/
    ----------------------------------
     Name:  Carla S. Newell
     Title: Attorney-In-Fact


TCV IV Strategic Partners, L.P.
a Delaware Limited Partnership


By:  Technology Crossover Management II, L.L.C.
Its: General Partner



By:  /s/
    ----------------------------------
     Name:  Carla S. Newell
     Title: Attorney-In-Fact


TCV Franchise Fund, L.P.
a Delaware Limited Partnership


By:  TCVF Management, L.L.C.
Its: General Partner



By:  /s/
    ----------------------------------
     Name:  Carla S. Newell
     Title: Attorney-In-Fact





             [SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

John Mark Box, Trustee of the MARK BOX
LIVING TRUST U/A dated December 5, 1995, as amended



By:  /s/
    ----------------------------------
     Name:
     Title:


Randolph B. Randolph



  /s/
--------------------------------------


Neil Hunt



  /s/
--------------------------------------


J.M. Lowe



  /s/
--------------------------------------


Larry Marcus



  /s/
--------------------------------------


Barry McCarthy



  /s/
--------------------------------------


Patricia McCord



  /s/
--------------------------------------


Mary Ryan McCarthy



  /s/
--------------------------------------


Deborah Pinkston



  /s/
--------------------------------------




             [SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

                                    EXHIBIT A

                    (To Note and Warrant Purchase Agreement)

                              SCHEDULE OF INVESTORS




            PURCHASER                    NOTES       WARRANT SHARES   WARRANT COST   TOTAL COST
            ---------                -------------   --------------   ------------  -------------
TCV IV, L.P.                         $6,249,103.85     10,413,867      $10,413.87   $6,259,517.72
528 Ramona Street
Palo Alto, CA 94301

TCV IV Strategic Partners, L.P.      $  233,020.73        388,319      $   388.32   $  233,409.05
528 Ramona Street
Palo Alto, CA 94301

TCV II, V.O.F                        $   25,485.24         42,470      $    42.47   $   25,527.71
528 Ramona Street
Palo Alto, CA 94301

Technology Crossover Ventures        $  784,520.78      1,307,371      $ 1,307.37   $  785,828.15
II, L.P.
528 Ramona Street
Palo Alto, CA 94301

TCV II (Q), L.P.                     $  603,150.79      1,005,125      $ 1,005.13   $  604,155.92
528 Ramona Street
Palo Alto, CA 94301

TCV II Strategic Partners, L.P.      $  107,038.03        178,374      $   178.37   $  107,216.40
528 Ramona Street
Palo Alto, CA 94301

Technology Crossover Ventures        $  119,780.65        199,610      $   199.61   $  119,980.26
II, C.V
528 Ramona Street
Palo Alto, CA 94301

TCV Franchise Fund, L.P.             $  168,186.56        280,275      $   280.28   $  168,466.84
528 Ramona Street
Palo Alto, CA 94301


            PURCHASER                  NOTES       WARRANT SHARES    WARRANT COST      TOTAL COST
            ---------              -------------   --------------    ------------     -------------
Institutional Venture Partners     $1,639,759.00        1,639,759      $1,639.76      $1,641,398.76
VIII, L.P.
3000 Sand Hill Road
Bldg. 2, Suite 290
Menlo Park, CA 94025

IVM Investment Fund VIII, LLC      $   30,907.80           30,907    $      30.91     $   30,938.71
3000 Sand Hill Road
Bldg. 2, Suite 290
Menlo Park, CA 94025

Foundation Capital Leadership      $2,700,305.92        4,500,065    $   4,500.07     $2,704,805.99
Fund, L.P.
70 Willow Road
Suite 200
Menlo Park, CA 94025

Foundation Capital Leadership      $   72,082.09          120,002    $     120.00     $   72,202.09
Principals Fund, LLC
70 Willow Road
Suite 200
Menlo Park, CA 94025

Stephen J. Kahn and Karen B.       $     125,000          196,266    $     196.27     $  125,196.27
Henken, tees, KAHN/HENKEN T/A
dtd 8/29/95.
1395 Fairway Drive
Los Altos, CA 94024

Randolph Randolph                  $    2,500.00            2,842    $       2.84     $    2,502.84
P.O. Box 287
Mt. Kisco, NY 10549

John Mark Box, Trustee of the      $      50,000           60,351    $      60.35     $   50,060.35
MARK BOX LIVING TRUST
U/A dated December 5, 1995,
as amended
125 Fawn Lane
Portola Valley, CA 94028


            PURCHASER                  NOTES       WARRANT SHARES    WARRANT COST      TOTAL COST
            ---------              -------------   --------------    ------------     -------------
Larry Marcus                       $    3,158.56            5,263    $       5.26    $     3,163.82
1155 Barroihet Drive
Hillsborough, CA 94010

J.M. Lowe                          $       1,000            1,000    $       1.00    $     1,001.00
735 Bay Road
Mill Valley, CA 94941

Barry McCarthy                     $      30,000           30,000    $      30.00    $    30,030.00
102 Alta Heights Court
Los Gatos, CA 95030

Marry Ryan McCarthy                $      10,000           10,000    $      10.00    $    10,010.00
12596 Northhampton Court
Saratoga, CA 95070

Patricia McCord                    $      10,000           10,000    $      10.00    $    10,010.00
422 Sims Road
Santa Cruz, CA 95060

Deborah Pinkston                   $       5,000            5,000    $       5.00    $     5,005.00
1832 White Oaks Court
Campbell, CA 95008

Box 2000 Children's Trust UTA      $      10,000           10,000    $      10.00    $    10,010.00
Dated April 10, 2000
Joseph J. Dooling Trustee
125 Fawn Lane
Portola Valley, CA 94028

Neil Hunt                          $      20,000           20,000    $      20.00    $    20,020.00
685 Lola Lane
Mountain View, CA 94040

TOTALS                             $  13,000,000       20,456,866    $  20,456.88    $13,020,456.88
                                   =============   ==============    ============    ==============
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